                                       BYLAWS
                                          of
                                HERITAGE INCOME TRUST

                                  TABLE OF CONTENTS

                                                                            Page


     ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
            Officers and Their Election  . . . . . . . . . . . . . . . . .     1
                  Section 1:  Officers . . . . . . . . . . . . . . . . . .     1
                  Section 2:  Election of Officers . . . . . . . . . . . .     1
                  Section 3:  Resignations And Removals  . . . . . . . . .     1

     ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
            Powers and Duties of Officers and Trustees . . . . . . . . . .     1
                  Section 1:  Management of The Trust-General  . . . . . .     1
                  Section 2:  Executive And Other Committees . . . . . . .     2
                  Section 3:  Chairman of The Trustees . . . . . . . . . .     2
                  Section 4:  President  . . . . . . . . . . . . . . . . .     2
                  Section 5:  Treasurer  . . . . . . . . . . . . . . . . .     2
                  Section 6:  Secretary  . . . . . . . . . . . . . . . . .     2
                  Section 7:  Vice President . . . . . . . . . . . . . . .     3
                  Section 8:  Assistant Treasurer  . . . . . . . . . . . .     3
                  Section 9:  Assistant Secretary  . . . . . . . . . . . .     3
                  Section 10: Other Officers . . . . . . . . . . . . . . .     3

     ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
            Shareholders' Meetings . . . . . . . . . . . . . . . . . . . .     3
                  Section 1:  Special Meetings . . . . . . . . . . . . . .     3
                  Section 2:  Notice of Meeting  . . . . . . . . . . . . .     4
                  Section 3:  Place of Meeting . . . . . . . . . . . . . .     4
                  Section 4:  Ballots  . . . . . . . . . . . . . . . . . .     4
                  Section 5:  Proxies  . . . . . . . . . . . . . . . . . .     4

     ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
            Trustees' Meetings . . . . . . . . . . . . . . . . . . . . . .     5
                  Section 1:  Regular Meetings . . . . . . . . . . . . . .     5
                  Section 2:  Special Meetings . . . . . . . . . . . . . .     5
                  Section 3:  Quorum . . . . . . . . . . . . . . . . . . .     5
                  Section 4:  Notices of Meeting . . . . . . . . . . . . .     5
                  Section 5:  Special Action . . . . . . . . . . . . . . .     5
                  Section 6:  Action by Consent  . . . . . . . . . . . . .     6

     ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
            Shares of Beneficial Interest  . . . . . . . . . . . . . . . .     6
                  Section 1:  Beneficial Interest  . . . . . . . . . . . .     6
                  Section 2:  Transfer of Shares . . . . . . . . . . . . .     6
                  Section 3:  Equitable Interest Not Recognized  . . . . .     6
     ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
            Inspection of Books  . . . . . . . . . . . . . . . . . . . . .     6

     ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

            Provisions Relating to the Conduct of the Trust's Business . .     7
                  Section 1:  Dealings with Affiliates . . . . . . . . . .     7
                  Section 2:  Right to Engage in Business  . . . . . . . .     8
                  Section 3:  Dealings in Securities of the Trust  . . . .     8
                  Section 4:  Limitation on Certain Loans  . . . . . . . .     8
                  Section 5:  Custodian  . . . . . . . . . . . . . . . . .     8

     ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
            Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

     ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
            Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . .     9

     ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
            Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .     9

     ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
            Distribution Arrangements  . . . . . . . . . . . . . . . . . .     9

     ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
            Reports to Shareholders  . . . . . . . . . . . . . . . . . . .     9

                                       BYLAWS
                                          of
                                HERITAGE INCOME TRUST

            These Bylaws of the Heritage High Income Trust (the "Trust"), a Massachusetts business trust which offers shares of stock (the "Shares") in distinct portfolios (the "Portfolios"), are subject to the Trust's Declaration of Trust as from time to time amended (the "Declaration of Trust").

                                      ARTICLE I
                             OFFICERS AND THEIR ELECTION

     OFFICERS

            Section 1. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time may in their discretion appoint or elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

     Election Of Officers

            Section 2. The Treasurer and Secretary shall be chosen annually by the Trustees. The President shall be chosen annually by and from the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.

     Resignations And Removals

            Section 3. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed at such time as may be therein specified. The Trustees may at any meeting remove any officer by a majority vote of the voting Trustees.

                                     ARTICLE II
                      POWERS AND DUTIES OF OFFICERS AND TRUSTEES

     Management Of The Trust-General

            Section 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or with these Bylaws.

     Executive And Other Committees

            Section 2. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of the Trustees.

     Chairman Of The Trustees

            Section 3. The Trustees may, but need not, appoint from among their number a Chairman. He shall perform such duties as the Trustees may from time to time designate.

     President

            Section 4. The President shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

     Treasurer

            Section 5. The Treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds and securities of the Trust which may come into his or her hands to such bank or trust company as the Trustees shall employ as Custodian in accordance with Article IX of the Declaration of Trust. He or she shall have the custody of the seal of the Trust. He or she shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he or she shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

     Secretary

            Section 6. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

     Vice President

            Section 7. Any Vice President of the Trust shall perform such duties as the Trustees may from time to time designate.

     Assistant Treasurer

            Section 8. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees may from time to time designate.

     Assistant Secretary

            Section 9. Any Assistant Secretary of the Trust shall perform such duties as the Trustees may from time to time designate.

     Other Officers

            Section 10. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

                                     ARTICLE III
                                SHAREHOLDERS' MEETINGS

     Special Meetings

            Section 1. A special meeting of the Shareholders of the Trust shall be called by the Secretary whenever (i) ordered by the Trustees or
     (ii) requested, for the purpose of removing a Trustee from office, in writing by the holder or holders of at least 10% of the outstanding Shares of the Trust entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Portfolios, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more Portfolios shall be entitled to notice of and to vote at such meeting.

     Notice of Meeting

            Section 2. Except as above provided, notices of the place, date, hour and purposes or purpose of any special meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least 15 days before the meeting, to such address as appears on the record of the Trust at the time of such meeting.

            Notice of any Shareholders' meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

     Place Of Meeting

            Section 3. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

     Ballots

            Section 4. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     Proxies

            Section 5. Shareholders entitled to vote may vote either in person or by proxy, provided that an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven months before the meeting, unless the instrument specifically provides for a longer period. Proxies shall be delivered to the secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of providing invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance of rejection of votes shall be decided by the chairman of the meeting.

                                     ARTICLE IV
                                  TRUSTEES' MEETINGS

     Regular Meetings

            Section 1. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination in the manner as provided in Section 4 of this Article.

     Special Meetings

            Section 2. Special meetings of the Trustees shall be called by the Secretary at the written request of the President, the Treasurer, or any two Trustees, and if the Secretary, when so requested, refuses or fails for more than 24 hours to call such meeting, the President, the Treasurer, or such two Trustees may, in the name of the Secretary, call such meeting by giving due notice in the manner required when notice is to be given by the Secretary. All special meetings of the Trustees shall be held at the principal place of business of the Trustees or such other place in the United States as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

     Quorum

            Section 3. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting of the Trustees.

     Notices of Meeting

            Section 4. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee orally or by mail, hand delivery or telegram. Such notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address at least three days before the meeting or delivered to him at least two days before the meeting, provided orally by telephone at least 24 hours before the meeting or sent to him at least 24 hours before the meeting, by prepaid telegram addressed to him at said registered address, if any, or if he has no such registered address, at his last known address.

     Special Action

            Section 5. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

     Action By Consent

            Section 6. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting, or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.

                                      ARTICLE V
                            SHARES OF BENEFICIAL INTEREST

     Beneficial Interest

            Section 1. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value. Such shares may be divided into Portfolios or into classes, as provided for in the Declaration of Trust. Each Share shall represent an equal proportionate interest in the Portfolio or class with each other Share of the Portfolio or class outstanding, none having priority or preference over another.

     Transfer Of Shares

            Section 2. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

     Equitable Interest Not Recognized

            Section 3. The Trust shall be entitled to treat the holder of record of any Share or Shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

                                     ARTICLE VI
                                 INSPECTION OF BOOKS

            The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                                     ARTICLE VII
                             PROVISIONS RELATING TO THE
                           CONDUCT OF THE TRUST'S BUSINESS

     Dealings with Affiliates

            Section 1. The Trust shall not purchase or retain securities issued by any issuer if one or more of the holders of the securities of such issuer or one or more of the officers or directors of such issuer is an officer or Trustee of the Trust or officer or director of any organization, association or corporation with which the Trust has an investment advisory or management contract ("investment adviser" or "manager"), if to the knowledge of the Trust one or more of such officers or Trustees of the Trust or such officers or directors of such investment adviser or manager who own beneficially more than one-half of one percent of the shares or securities together own beneficially more than five percent of such outstanding shares or securities. Each Trustee and officer of the Trust shall give notice to the President or Treasurer of the Trust of the identity of all issuers whose securities are held by the Trust of which such officer or Trustee owns as much as one-half of one percent of the outstanding securities, and the Trust shall not be charged with the knowledge of such holdings in the absence of receiving such notice if the Trust has requested such information not less often than quarterly.

            Subject to the provisions of the preceding paragraph, no officer, Trustee or agent of the Trust and no officer, director or agent of any investment adviser or manager shall deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a material financial interest; provided, that the foregoing provisions shall not prevent: (a) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or financially interested in any investment adviser or manager to the Trust or in any corporation, firm or association which may at any time have a distributor's or principal underwriter's contract with the Trust; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any rule or regulation thereunder and if such transaction does not involve any commission or profit to any security dealer who is, or one of more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the investment adviser, manager or principal underwriter of the Trust; (c) employment of legal counsel, registrar, transfer agent, shareholder services agent, dividend disbursing agent or Custodian who is, or has a partner, stockholder, officer or director who is, an officer or Trustee of the Trust; or (d) sharing statistical, research and management expenses, including personnel and services, with any other company in which an officer or Trustee of the Trust is an officer or director or financially interested.

     Right to Engage in Business

            Section 2. Any officer or Trustee of the Trust, the investment adviser, the manager, and any officers or directors of the investment adviser or manager may have personal business interests and may engage in personal business activities.

     Dealing in Securities of the Trust

            Section 3. The Trust, the investment adviser, the manager, any corporation, firm or association which may at any time have an exclusive distributor's or principal underwriter's contract with the Trust (the "Distributor") and the officers and Trustees of the Trust and officers and directors of every investment adviser, manager and distributor, shall not take long or short positions in the securities of the Trust, except that:

            (a) the Distributor may place orders with the Trust for its shares equivalent to orders received by the Distributor;

            (b) shares of the Trust may be purchased at not less than net asset value for investment by the investment adviser, manager, and officers and directors of the distributor, investment adviser, or the Trust, and by any trust, pension, profit-sharing or other benefit plan for such persons, no such purchase to be in contravention of any applicable state or federal requirements.

     Limitation on Certain Loans

            Section 4. The Trust shall not make loans to any officer, Trustee or employee of the Trust or any investment adviser, manager or Distributor or their respective officers, directors or partners or employees.

     Custodian

            Section 5. All securities and cash owned by the Trust shall be maintained in the custody of a Custodian (the "Custodian") as provided in the Declaration of Trust; provided, however, the Custodian may deliver securities as collateral on borrowing effected by the Trust; provided, that such delivery shall be conditioned upon receipt of the borrowed funds by the Custodian except where additional collateral is being pledged on an outstanding loan and the Custodian may deliver securities lent by the Trust against receipt of initial collateral specified by the Trust. Subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission (the "Commission") may adopt, the Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities operated by the Federal Reserve Banks, or established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or Series of any issue deposited with the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

            The Trust shall upon the resignation or inability to serve of its Custodian or upon change of the Custodian: (a) use its best efforts to obtain a successor Custodian; (b) require that the cash and securities owned by this Trust be delivered directly to the successor Custodian; and
     (c) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by this Trust otherwise than to a successor Custodian, the question whether or not this Trust shall be liquidated or shall function without a Custodian.

                                     ARTICLE VIII
                                         SEAL

            The seal of the Trust shall be circular in form bearing the name of the Trust and the year of its organization. The absence of the seal on any document or other paper executed by or on behalf of the Trust shall not impair the validity of such document or paper.

                                     ARTICLE IX
                                     FISCAL YEAR

            The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.

                                      ARTICLE X
                                     AMENDMENTS

            These Bylaws may be amended at any meeting of the Trustees of the Trust by a majority vote.

                                     ARTICLE XI
                              DISTRIBUTION ARRANGEMENTS

            Any agreement entered into for the sale of Shares of the Trust pursuant to Article VII, Section 2 of the Declaration of Trust shall require the other party thereto, whether acting as principal or as agent, to use all reasonable efforts consistent with the other business of such other party to secure purchasers for the Shares.

                                     ARTICLE XII
                               REPORTS TO SHAREHOLDERS

            The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust including financial statements which shall be certified at least annually by independent public accountants.